MARK BAILEY & COMPANY, Ltd.
                        Certified Public Accounants
                           Management Consultants


Office Address:                   Phone: 775/332.4200     Mailing Address:
1495 Ridgeview Drive, Ste 200     Fax: 775/332.4210       P.O. Box 6060
REno, Nevada 89509-6634                                   Reno, Nevada 89513
Reno, Nevada 89509-6634

Mark Bailey, CPA ABV              E-mail: MarkBailey@MarkBaileyCo.com



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
            ---------------------------------------------------

We consent to the incorporation by reference in this Registration Statement
on Form S   8 (file # 000-28481) of our report dated April 11, 2002, and to the reference to our Firm under the caption "Experts" in the Prospectus.


/S/ Mark Bailey & Company, Ltd.

Reno, Nevada
August 29, 2002